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                                     EXHIBIT

                                     4.3(c)

                     Form of Director Non-Statutory Option

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                              M.D.C. HOLDINGS, INC.
                         DIRECTOR EQUITY INCENTIVE PLAN

                         NON-STATUTORY OPTION AGREEMENT


     THIS AGREEMENT is made on and as of ______________, 19___ (the "Date of Grant") between M.D.C. HOLDINGS, INC., a Delaware corporation (the "Company"), and _______________________ (the "Eligible Director") pursuant to the provisions of the Company's Director Equity Incentive Plan (the "Plan"). The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. Capitalized terms not otherwise defined in this Agreement shall have the meaning specified in the Plan.

SECTION 1.1 - OPTION

     "Option" shall mean the non-statutory option to purchase Common Stock, $.01 par value (the "Common Stock"), of the Company granted under this Agreement.

SECTION 1.2 - TERMINATION OF DIRECTORSHIP

     "Termination of Directorship" shall mean the time when the Eligible Director ceases to be a Director of the Company for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, removal, death, retirement or failure to be re-elected by the Company's stockholders.

                                   ARTICLE II

                                 GRANT OF OPTION

SECTION 2.1 - GRANT OF OPTION

     In consideration of good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, on the date hereof, the Company irrevocably grants to the Eligible Director


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the option to purchase any part or all of an aggregate of ______ shares of its
Common Stock upon the terms and conditions set forth in this Agreement.


SECTION 2.2 - PURCHASE PRICE

     The purchase price of the shares of Common Stock covered by the Option shall be $__________ per share without commission or other charge. (1)

SECTION 2.3 - NO RIGHT TO CONTINUED MEMBERSHIP ON THE BOARD

     Nothing in this Agreement or in the Plan shall confer upon the Eligible Director any right to continue as a Director of the Company or shall interfere with or restrict in any way the rights of the Company and its stockholders, which are hereby expressly reserved, to remove the Eligible Director at any time for any reason whatsoever, with or without good cause.

SECTION 2.4 - ADJUSTMENTS IN OPTION

     In the event that the outstanding shares of the Common Stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares, rights offering, issuance of warrants or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding off of share quantities or prices) and with any necessary corresponding adjustment in the Purchase Price per share.

                                   ARTICLE III

                            PERIOD OF EXERCISABILITY

SECTION 3.1 - COMMENCEMENT OF EXERCISABILITY

     The Option shall become exercisable six months after the Date of Grant.

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(1)  The purchase price shall be 100% of the Fair Market Value of a share of
Common Stock on the Date of Grant.


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SECTION 3.2 - EXPIRATION OF OPTION

     The Option may not be exercised to any extent by anyone after the first to occur of the following events:

          (a)  The expiration of five years from the Date of Grant; or

          (b) The expiration of one year from the date of the Director's Termination of Directorship by reason of the Director's death; or

          (c) The date of the Director's Termination of Directorship if such Termination of Directorship was for cause as determined by the Board.

SECTION 3.3 - ACCELERATION OF EXERCISABILITY

          (a) Notwithstanding the provisions in Section 7.3 of the Plan, but subject to Sections 3.1, 3.3(c) and 3.3(d) hereof, the Option, or any portion thereof, granted under this Agreement that is not yet exercisable shall become exercisable immediately prior to the occurrence of a merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company (each, a "Transaction"). At least ten days prior to the effective date of such Transaction, the Company shall give the Eligible Director holding the Option notice of such event if the Option has not been fully exercised. During this ten-day period, the Director electing to exercise his or her Options shall comply with all of the requirements of Sections 4.3 and 4.4 of this Agreement. In the event that such Transaction becomes effective, the Option so exercised shall be deemed to have been exercised immediately prior to the effective date of such Transaction. In the event that such Transaction fails to transpire, the Director's election under this paragraph shall be of no effect and the Director's Option shall remain subject to the restrictions to which it was originally subject.

          (b) In the event that a Transaction occurs, the Option, or any portion thereof, that is not exercised prior to the occurrence of a Transaction shall be cancelled, and the Director holding such cancelled Option shall receive in exchange therefor a cash payment equal to the greater of (i) the Fair Market Value (as determined under Section 1.9 of the Plan) of a share of Common Stock measured on the date immediately prior to such Transaction less the per share exercise price set forth in the Director's Option, multiplied by the number of shares of Common Stock purchasable under the Option; or (ii) the fair market value, as determined by the Board, of the cash, securities or other consideration into which a share of Common Stock is to be exchanged pursuant to the Transaction, less

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     the exercise price set forth in the Director's Option, multiplied by the number of shares of Common Stock purchasable under the Option.

          (c) Notwithstanding the foregoing, Options that are not exercisable on the date of a Transaction shall only become exercisable as described in subsection (a) hereof or cancelled and settled for cash or other consideration as described in subsection (b) hereof to the extent that such exercise and issuance of shares of Common Stock or payment with respect to the Director continues to be deductible by the Company pursuant to
     Section 280G of the Code. All determinations in applying this Section 3.3 shall be made by the Board, and all such determinations shall be final and binding on the Director, the Company and any interested party.

          (d) Notwithstanding the foregoing, no such acceleration of exercisability described in subsection (a) hereof or cancellation and settlement described in subsection (b) hereof shall take place if:

               (i)  The Director's Option becomes unexercisable under
          Section 3.2; or

               (ii) In connection with a Transaction, provision is made for an assumption of the Director's Option or a substitution therefor of a new Option by the resulting or acquiring corporation or a parent or subsidiary of such corporation under similar terms and conditions as reflected in this Agreement.

                                   ARTICLE IV

                               EXERCISE OF OPTION

SECTION 4.1 - PERSON ELIGIBLE TO EXERCISE

     During the lifetime of the Eligible Director, only he may exercise the Option or any portion thereof. After the death of the Eligible Director, any exercisable portion of the Option may, prior to the time when such portion expires or becomes unexercisable under Sections 3.2 or 3.3, be exercised by his personal representative or by any person empowered to do so under the deceased Eligible Director's will or under the then applicable laws of descent and distribution.

SECTION 4.2 - PARTIAL EXERCISE

     Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Sections 3.2 or 3.3; provided, however, that each partial exercise shall be for not less than 100 shares and shall be for whole shares only.


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SECTION 4.3 - MANNER OF EXERCISE

     The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Director of Stockholder Relations of all of the following prior to the time when the Option or such portion becomes unexercisable under Sections
3.2 or 3.3:

          (a) Notice in writing signed by the Eligible Director or other person then entitled to exercise the Option or portion, stating that the Option or portion thereof is exercised, such notice complying with all applicable rules established by the Committee and in such form as determined by the Secretary of the Company; and

          (b) (i) Full payment (by check) for the shares with respect to which the Option or portion is thereby exercised; or

               (ii) Subject to the Committee's consent, full payment by delivery to the Company of shares of the Common Stock owned by the Eligible Director duly endorsed for transfer to the Company by the Eligible Director or other person entitled to exercise the Option or portion thereof, with a Fair Market Value on the date of delivery equal to the Option price of the shares with respect to which such Option or portion thereof is thereby exercised; or

               (iii) Any combination of the consideration provided in the foregoing subsections (i) and (ii); and

          (c) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Eligible Director, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 4.4 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

          (a) The Common Stock shall not be issued in respect of the Option granted hereunder unless the exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall comply with all relevant provisions of law, including the law of the Company's state of incorporation, the Securities Act, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of the Company's counsel with respect to such compliance.

          (b) The Plan, this Agreement and the grant and exercise of the Option to purchase shares of Common Stock hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any


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     regulatory or governmental agency which may, in the opinion of counsel for the Company, be required.

SECTION 4.5 - RIGHTS AS STOCKHOLDER

     The holder of the Option shall not be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to the holder.

                                    ARTICLE V

                                OTHER PROVISIONS

SECTION 5.1 - ADMINISTRATION

     The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Eligible Director, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

SECTION 5.2 - OPTION SUBJECT TO TERMS OF PLAN

     This Option Agreement and the rights of the Eligible Director hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. In the event of any inconsistency between this Option Agreement and the Plan, the Plan shall control.

SECTION 5.3 - OPTION NOT TRANSFERABLE

     Neither the Option nor any interest or right therein or part thereof shall be subject to the debts, contracts or engagements of the Eligible Director or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect;


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provided, however, that this Section 5.3 shall not prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 5.4 - NOTICES

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Director of Stockholder Relations, and any notice to be given to the Eligible Director shall be addressed to the director at the address on the signature page hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices. Any notice which is required to be given to the Eligible Director shall, if the Eligible Director is then deceased, be given to the Eligible Director's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

SECTION 5.5 - TAX WITHHOLDING

     The Company shall be entitled to require payment or deduction from other compensation payable to the Eligible Director of any sums required by federal, state or local tax law to be withheld with respect to the Option or any portion thereof. The Eligible Director may elect to have the Company withhold shares of Common Stock (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. If the Eligible Director elects to advance such sums directly, written notice of that election shall be delivered on or prior to such exercise and, whether pursuant to such election or pursuant to a requirement imposed by the Company, payment by check of such sums for taxes shall be delivered within two days after the date of exercise. If the Eligible Director elects to have the Company withhold shares of Common Stock (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld, the value of the shares of Common Stock to be withheld (or returned as the case may be) will be equal to the Fair Market Value of such shares on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). An election by the Eligible Director to have shares of Common Stock withheld for this purpose will be subject to the following restrictions: (1) the election must be made on or prior to the Tax Date; (2) the election must be irrevocable; (3) the election shall be subject to the disapproval of the Committee; and (4) the election shall be subject to such additional restrictions as the Committee may impose in an effort to secure the benefits of any regulations under Section 16 of the Exchange Act. The Committee shall not be obligated to issue shares to the Eligible Director upon exercise of the Option or portion thereof until such payment has been received or shares have been so withheld, unless withholding (or offset against a cash payment) as of or prior to the date of such exercise is sufficient to cover all such sums due or which may be due with respect to such exercise.

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SECTION 5.6 - COMPLIANCE WITH RULE 16b-3

     With respect to persons subject to Section 16 of the Exchange Act, transactions under this Agreement are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan, this Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law, and deemed advisable by the Committee.

SECTION 5.7 - TITLES

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

SECTION 5.8 - CONSTRUCTION

     This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties have caused this Option Agreement to be executed as of the Date of Grant.

                              M.D.C. HOLDINGS, INC.


                                  By: ________________________________________

                                      Name: __________________________________

                                      Title: _________________________________


                                  Director's Signature

                                  (Print Name)

                                  Address


                                  Taxpayer Identification Number
                                  or Social Security Number


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